Exhibit 32.1

CERTIFICATION

Kristin Taylor, Chief Executive Officer of ImageWare Systems, Inc. (the “Company”), and Jonathan D. Morris, Chief Financial Officer of the Company, each hereby certifies pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350) that, to the best of their knowledge:

1. The Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. The information contained in the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2020 fairly presents, in all material respects, the financial condition of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 23rd day of November, 2020.

/s/ Kristin Taylor
Kristin Taylor
Chief Executive Officer

/s/ Jonathan D. Morris
Jonathan D. Morris
Chief Financial Officer
(Principal Financial and Accounting Officer)

 A signed original of this written statement required by Section 906 has been provided to ImageWare Systems, Inc. and will be retained by ImageWare Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.